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                                                                     EXHIBIT 3.A


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               EL PASO CORPORATION


                     PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


         El Paso Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. The original Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on April 17, 1998. The name under which it was originally incorporated is El Paso Energy Corporation (the "Corporation").

         2. This Amended and Restated Certificate of Incorporation has been adopted and approved in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, pursuant to which this Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Corporation's Restated Certificate of Incorporation as theretofore amended or supplemented.

         3. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:


                                 ARTICLE 1. NAME

         The name of this corporation is El Paso Corporation.


                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The address of the registered office of this corporation is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

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                               ARTICLE 3. PURPOSES

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                ARTICLE 4. SHARES

         The total number of authorized shares of all classes of stock of this corporation consists of 1,500,000,000 shares of common stock having a par value of $3.00 per share (the "Common Stock") and 50,000,000 shares of preferred stock having a par value of $0.01 per share ("Preferred Stock"). Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by the General Corporation Law of the State of Delaware in respect of any class or classes of stock or any series of any class of stock of the corporation.

                               ARTICLE 5. BY-LAWS

         The Board of Directors shall have the power to adopt, amend or repeal the By-laws of this corporation, subject to the power of the stockholders to amend or repeal such By-laws. The stockholders having voting power shall also have the power to adopt, amend or repeal the By-laws of this corporation.

                        ARTICLE 6. ELECTION OF DIRECTORS

         Except as may be otherwise required by the By-laws, written ballots are not required in the election of Directors.

                          ARTICLE 7. PREEMPTIVE RIGHTS

         Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 8. CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.


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                  ARTICLE 9. AMENDMENTS TO AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in this Amended and Restated Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                  ARTICLE 10. LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article 10 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

              ARTICLE 11. ACTION BY STOCKHOLDERS WITHOUT A MEETING

         Any action by the stockholders of this corporation shall be taken at a meeting of stockholders and no action may be taken by written consent of stockholders entitled to vote on such action.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by El Paso Corporation this 11th day of August 2003.


                                   EL PASO CORPORATION


                                   By:      /s/ Margaret E. Roark
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                                                Margaret E. Roark
                                               Assistant Secretary


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